Exhibit 99.1

CONSENT

        Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby agrees to be named in the combined Information Statement on Schedule 14C and Registration Statement on Form S-4 of New Viacom Corp. and Viacom Inc. (the "Registration Statement") as a person named in the Registration Statement as about to become a director of CBS Corporation.

/s/ LESLIE MOONVES Leslie Moonves	October 5, 2005

CONSENT

        Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby agrees to be named in the combined Information Statement on Schedule 14C and Registration Statement on Form S-4 of New Viacom Corp. and Viacom Inc. (the "Registration Statement") as a person named in the Registration Statement as about to become a director of New Viacom.

/s/ THOMAS E. FRESTON Thomas E. Freston	October 5, 2005